Exhibit 10.30

Dated ______________ 2013

WAFERGEN BIOSYSTEMS (M) SDN BHD
(Company No. 795066-H)

And

WAFERGEN BIOSYSTEMS INC

And

MALAYSIAN TECHNOLOGY DEVELOPMENT CORPORATION SDN BHD
(Company No. 235796-U)

SETTLEMENT AGREEMENT

RAHMAT LIM & PARTNERS SUITE 33.01 LEVEL 33, THE GARDENS NORTH TOWER, MID VALLEY CITY, LINGKARAN SYED PUTRA, 59200 KUALA LUMPUR, MALAYSIA

- i -

THIS SETTLEMENT AGREEMENT is dated ________________________ and made between:

(1)
WAFERGEN BIO-SYSTEMS (M) SDN BHD (Company No. 795066-H), a company incorporated in Malaysia and having its registered office at Suite 2-1, 2nd Floor, Menara Penang Garden, 42A, Jalan Sultan Ahmad Shah, 10050 Penang, Malaysia ("WaferGen Malaysia");

(2)
WAFERGEN BIO-SYSTEMS INC, a company incorporated in Nevada, the United States of America and having its registered address and place of business at 7400 Paseo Padre Parkway, Fremont, CA 94555, USA (“WaferGen US”); and

(3)
MALAYSIAN TECHNOLOGY DEVELOPMENT CORPORATION SDN BHD (Company No. 235796-U), a company incorporated in Malaysia and having its registered office at Level 8, Menara Yayasan Tun Razak, Jalan Bukit Bintang, 55100 Kuala Lumpur ("MTDC").

(each a “Party” and WaferGen US and MTDC collectively referred to as the “Shareholders”).

WHEREAS:

(A)
WaferGen US, WaferGen Malaysia, MTDC and Prima Mahawangsa Sdn Bhd (“PMSB”) entered into an Amended and Restated Shareholders’ Agreement (“AR Shareholders Agreement”) dated 20 December 2010 where the parties agreed to regulate their relationship as shareholders of WaferGen Malaysia in accordance with the terms and conditions of the AR Shareholders Agreement.

(B)
WaferGen US, MTDC and WaferGen Malaysia, simultaneously with the AR Shareholders Agreement, entered into a Series C Share Subscription Agreement on 20 December 2010 where MTDC agreed to subscribe for 3,233,734 Series C Redeemable Convertible Preference Shares in WaferGen Malaysia.

(C)
Certain intellectual property rights are licensed by WaferGen US to WaferGen Malaysia under the Product Licensing Agreement between WaferGen US and WaferGen Malaysia dated 3 April 2009 (“Product Licensing Agreement”).

(D)
Under the Series C Share Subscription Agreement, the shareholders of WaferGen Malaysia agreed that the subscription amounts raised through the issuance of Series C Redeemable Convertible Preference Shares of WaferGen Malaysia would be utilised to, inter alia, provide a term loan to WaferGen US for its working capital requirements (“US Loan”).

(E)
WaferGen US and WaferGen Malaysia have on 15 August 2013 converted the US Loan into sixty-six (66) bills of exchange, each having a face value of USD100,000 (collectively, the “Notes”).  WaferGen US has issued the Notes to WaferGen Malaysia (the “Notes Issuance”) in full and final satisfaction of the US Loan and all amounts owing by WaferGen US to WaferGen Malaysia up to the date of issuance of the Notes. The terms of the Notes are as follows:

Issuer	:	WaferGen US
In Favour Of	:	WaferGen Malaysia
Denomination	:	USD100,000 each
Principal Amount	:	USD6,600,000
Tenure	:	7 years
Transferability	:	Transferable only to such persons who have granted the Option to WaferGen US
Governing Law	:	Laws of Malaysia
The form of the Notes is attached in Appendix 2.

(F)	Wafergen US has on 27 August 2013 converted at least USD15 million of promissory notes and at least USD15 million of preferred stock into common stock.

(G)
Pursuant to a letter agreement dated 11 October 2013 between WaferGen US, WaferGen Malaysia and PMSB, WaferGen US purchased 444,444 Series B RCPS from PMSB and PMSB ceased to be a party to the AR Shareholders Agreement.

(H)
WaferGen Malaysia proposes to implement a members’ voluntary winding up. The Parties agree that the Notes and surplus of cash and assets of WaferGen Malaysia will be distributed in accordance with the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

"Business Day" means a day (other than a Saturday, Sunday and public holiday) on which banks are open in Kuala Lumpur for the transaction of business of the nature required by this Agreement.

“Licensed IPR” means the licensed intellectual property rights under the Product Licensing Agreement.

“License Fees” means the fees accrued and owing by WaferGen Malaysia to WaferGen US pursuant to the Product Licensing Agreement.

“Liquidator” means the appointed liquidator for the members voluntary liquidation of WaferGen Malaysia.

“Option” means the option granted to WaferGen US hereunder to exchange the Notes for cash or shares in WaferGen US in accordance with Clause 5.

"Party" means a party to this Agreement and "Parties" shall be construed accordingly.

"RM" and "Ringgit Malaysia" means the lawful currency of Malaysia, in relation to all payments to be made under this Agreement, same day funds.

“Series A RCPS” means Series A Redeemable Convertible Preference Shares of WaferGen Malaysia with principal terms as set out in Schedule 1 of the AR Shareholders Agreement.

“Series B RCPS” means Series B Redeemable Convertible Preference Shares of WaferGen Malaysia with principal terms as set out in Schedule 3 of the AR Shareholders Agreement.

“Series C RCPS” means Series C Redeemable Convertible Preference Shares of WaferGen Malaysia with principal terms as set out in Schedule 4 of the AR Shareholders Agreement.

“USD” means the lawful currency of the United States of America.

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	headings and underlining are for convenience only and do not affect the interpretation of this Agreement;

(b)	words importing the singular include the plural and vice versa;

(c)	words importing a gender include any gender;

(d)
an expression importing a natural person includes any corporation or other body corporate, partnership, association, governmental agency, two or more persons having a joint or common interest, or any other legal or commercial entity or undertaking;

(e)	a reference to a party to a document includes that party's successors and permitted assigns;

(f)	any part of speech or grammatical form of a word or phrase defined in this Agreement has a corresponding meaning; and

(g)	a warranty, representation, covenant or agreement on the part of two or more persons binds them jointly and severally.

2.	MEMBERS’ VOLUNTARY LIQUIDATION

2.1	Members’ Voluntary Liquidation

WaferGen Malaysia will implement a members’ voluntary liquidation within 30 days after the date of this Agreement. Each Shareholder will pass, execute and/or issue and cause and procure to be passed, executed or issued all necessary declarations, resolutions, confirmations, waivers and documents required, and do all other action and things, for the purposes of the members’ voluntary liquidation, on their respective parts as well as on the part of their respective directors nominated in WaferGen Malaysia.

2.2	Appointed Liquidator

Boardroom Corporate Services (Penang) Sdn Bhd (“Boardroom Penang”) or its nominee(s) will be appointed as the liquidator for the members’ voluntary liquidation of WaferGen Malaysia, based on the terms of Boardroom Penang’s letter dated 6 August 2013 as attached as Appendix 1.

2.3	Indemnity to Liquidator

WaferGen US will issue the letter of indemnity and undertaking to the Liquidator as required by the Liquidator.

2.4	Manner of Liquidation

The Parties hereby instruct and confirm with the Liquidator that the members’ voluntary liquidation will be implemented in the manner set out in this Agreement, notwithstanding the respective terms of the shares, Series A RCPS, Series B RCPS and Series C RCPS in WaferGen Malaysia.

3.	CESSATION OF OPERATIONS

After the date of this Agreement (if not already undertaken), WaferGen Malaysia will undertake all action required to cease operations and issue relevant notices to employees and counterparties as may be necessary.

4.	DISTRIBUTION OF ASSETS

4.1	Basis of distribution

The apportionment and basis of distribution of the Notes and surplus of cash and assets will be approximately based on the original subscription amounts for each existing share in WaferGen Malaysia (at the prevailing or assumed USD exchange rate) held or to be held by each Shareholder as follows:

Table 1

Shareholder	Ordinary	Preference	Subscription Amount (USD)
MTDC (Series C RCPS)		3,233,734	5,000,000
MTDC (Series A RCPS)		888,888	2,000,000
WaferGen US (Series B RCPS)		854,723	1,923,128
WaferGen US (Ordinary shares)	300,000		100,000 #
TOTAL	300,000	4,977,345	9,023,128

# assumed exchange rate of USD1:RM3.00

and further summarised as follows :

Table 2

Shareholder	Total Subscription Amount (USD)	Percentage (%)	Amount of Notes (USD100,000)
MTDC	7,000,000	77.58	52
WaferGen US	2,023,128	22.42	14
TOTAL	9,023,128	100	66

Final distribution of surplus assets will also be based on the same percentages in Table 2 above.

4.2	Interim distribution

An interim distribution of all of the 66 physical and original Notes and part cash held by WaferGen Malaysia will be made by the Liquidator.

4.2.1
The Notes will be distributed in accordance with the numbers set out in Table 2 above. The Notes will be distributed by the Liquidator by indorsing (without recourse to the Liquidator) each Note to be distributed, in favour of the respective Shareholders, and delivering the Note to the respective Shareholders.

4.2.2
The amount of cash that will be distributed will be later determined by the Liquidator and this amount will be distributed in accordance with the percentages set out in Table 2 above. The cash will be distributed by the Liquidator by cheque or bank remittance in favour of the respective Shareholders.

The interim distribution will be made by the Liquidator not more than 30 days after the commencement of the voluntary winding up of WaferGen Malaysia.

4.3	Liabilities

4.3.1	Existing employees of WaferGen Malaysia as at the date of this Agreement will be paid:

(i)	all amounts required to be paid under their terms of employment and applicable laws, up to the last date of their employment; and

(ii)
compensation of four months (calculated from the notional last date of 31 August 2013, such that any salary payments after this date are to form part of and reduce the balance compensation payable) of their current basic salary, together with statutory contributions, totalling RM251,812.80.

4.3.2	In addition to Clause 4.3.1, Nazri Bin Said will be paid an ex-gratia payment of RM50,000.00.

4.4	Assets

4.4.1
Any remaining property, plant and equipment of WaferGen Malaysia not disposed and realised by WaferGen Malaysia before the members’ voluntary liquidation will be disposed of by the Liquidator on a reasonable and commercial efforts basis and subject to limiting costs connected with procuring and effecting a sale, with a view to maximising net proceeds of sale. The Liquidator shall disclose to all Shareholders the price and details of the asset(s) sold and manner of sale promptly.

4.4.2
The Liquidator may dispose of such assets, after reasonable efforts to dispose to third parties, to any of the Shareholders on a willing buyer willing seller basis, provided that (a) the price to be paid by any Shareholder to purchase such asset(s) and details of the asset(s) shall be disclosed to all other Shareholders prior to the sale of the asset(s); and (b) the other Shareholders are given a period of at least 7 days to offer to purchase such asset(s).

5.	THE OPTION

5.1	The Option

5.1.1	In consideration of WaferGen US entering into this Agreement and Clause 2.3 and Clause 6, MTDC grants the Option to WaferGen US.

5.2	Terms of the Option

The terms of the Option are as follows.

5.2.1
The Option will be exercisable by WaferGen US to acquire the Notes, or to satisfy the cash obligation under the Notes, at any time for cash or for shares in WaferGen US common stock having a value equal to the face amount of the Notes.

5.2.2
In respect of shares in WaferGen US, the value of the shares will be calculated based on a 30-day average of the closing price of shares in WaferGen US prior to the date of acquisition or satisfaction (as the case may be).

5.2.3	The Option may be exercised at any time and from time to time in relation to any number of Notes.

6.	WAIVER OF LICENCE FEES

All License Fees owed by WaferGen Malaysia to WaferGen US pursuant to the Product Licensing Agreement, are waived by WaferGen US as at the date of this Agreement.

7.	TERMINATION OF AGREEMENTS

The AR Shareholders Agreement and the Product Licensing Agreement are terminated as at the date of this Agreement.

8.	ADDRESS FOR NOTES

WaferGen US:

(a)	appoints Nazri Bin Said (NRIC No 550521-02-5665) as its agent for service of process in Malaysia with respect to the Notes and the address at

211 Lorong Dahlia 2/2
Taman Dahlia
09000 Kulim, Kedah
Malaysia

is the proper place for presentment in relation to the Notes, as may be changed to such other person and address in Malaysia by notice in writing from time to time by WaferGen US; and

(b)	agrees that failure by the process agent to notify WaferGen US of the process will not invalidate the presentment for payment of the Notes.

9.	MISCELLANEOUS PROVISIONS

9.1	Governing Law

This Agreement is governed by the laws of Malaysia, and each Party submits to the exclusive jurisdiction of the Malaysian courts.

9.2	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.3	Effective Date of Agreement

This Agreement will be effective upon execution and will continue until all matters referred herein are completed.

9.4	Titles and Subtitles

The titles of the clauses and sub-clauses of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.5	Assignment

Parties may not assign or otherwise deal with its respective rights or benefits under this Agreement without the prior written consent of the other Parties.

9.6	Successors and Assigns

This Agreement shall be binding upon the parties and their respective successors, permitted assigns and personal representatives.

9.7	Rights not affected

The rights which each Party has under this Agreement shall not be prejudiced or restricted by any delay in exercising or failure to exercise any right or remedy under this Agreement. Unless otherwise agreed in writing, no waiver by any party in respect of a breach shall operate as a waiver in respect of any subsequent breach.

9.8	Cumulative rights and remedies

The rights and remedies provided in this Agreement are in addition to, and do not exclude or limit, any rights or remedies provided by law.

9.9	Variation

This Agreement shall not be varied unless the variation is expressly agreed in writing by each Party.

9.10	Time

Time wherever mentioned in this Agreement shall be of the essence of this Agreement.

9.11	Notices

Without affecting any other effective mode of service, any notice given under this Agreement :

(a)
must be in writing and may be delivered personally or sent by registered post to the intended recipient at the address shown below or the address last notified by the intended recipient to the sender :

The following are the addresses of the Parties :

WaferGen Malaysia

WaferGen Bio-Systems (M) Sdn Bhd
(Company No. 795066-H)
Suite 2-1, 2nd Floor
Menara Penang Garden
42A, Jalan Sultan Ahmad Shah
10050 Penang, Malaysia

Attention                     : Nazri Bin Said
Facsimile                      : +(60)4 226 5860

WaferGen US

WaferGen Bio-Systems Inc
(WGBS.OB)
7400 Paseo Padre Parkway
Fremont CA 94555
USA

Attention                     : Alnoor Shivji / Ivan Dusan Trifunovich
Fascimile                      : +1 (510) 651-4599

MTDC

Malaysian Technology Development Corporation Sdn Bhd
(Company No. 235796-U)
Level 8 Menara Yayasan Tun Razak
Jalan Bukit Bintang
55100 Kuala Lumpur

Attention                     : Dato’ Norhalim Bin Yunus
Facsimile                      : 03-2163 7570

(b)	must be signed; and

(c)	will be taken to be duly given or made :

(i)	(in the case of delivery in person) when delivered, received or left at the above address; and

(ii)
(in the case of delivery by registered post) 48 hours after posting, and in proving service it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this Clause, but if delivery, receipt or service occurs, or will be taken to occur, on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 p.m. (local time) it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in the place.

9.12	Severability

If any provision of this Agreement is void or unenforceable, it shall be regarded as deleted from this Agreement, and the remaining provisions shall continue to apply.

9.13	Costs and Expenses

WaferGen Malaysia shall bear the stamp duty and fees, costs and expenses in connection with the preparation of this Agreement. The Shareholders shall bear the fees, costs and expenses of their own professional advisors (if any).

9.14	Entire Agreement

This Agreement is the entire agreement between the Parties in respect of its subject matter and supersedes all previous agreements with respect to its subject matter.

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AS WITNESS WHEREOF the parties have hereunto set their respective hands and seal the day and year first before written.

WAFERGEN MALAYSIA

The Common Seal of	)
WAFERGEN BIOSYSTEMS (M) SDN BHD	)
(Company No. 795066-H))
was hereunto affixed in the presence of:	)

.................................................	.................................................
Director	Director / Secretary
Name:	Name:
NRIC No.:	NRIC No.:

MTDC

The Common Seal of	)
MALAYSIAN TECHNOLOGY	)
DEVELOPMENT CORPORATION SDN BHD	)
(Company No. 235796-U))
was hereunto affixed in the presence of:	)

.................................................	.................................................
Director	Director / Secretary
Name:	Name:
NRIC No.:	NRIC No.:

WAFERGEN US

Signed by	)
on behalf of	)
WAFERGEN BIO-SYSTEMS INC	)
(WGBS.OB))
in the presence of:	)

.................................................
Name:
NRIC No.: